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                                                                  EXHIBIT 3.2(a)

                       REDLINE PERFORMANCE PRODUCTS, INC.

              Amendment No. 1 to First Amended and Restated Bylaws

                              Dated March 4, 2003


Effective March 4, 2003, the First Amended and Restated Bylaws of Redline Performance Products, Inc. are amended by deleting Section 3.8 (Closing Transfer Books) in its entirety.



                                        /s/  Chris Rodewald
                                        __________________________________
                                        Chris Rodewald, Secretary